Exhibit 10.6

LIMITED LIABILITY COMPANY AGREEMENT OF

BR ROSWELL, LLC

THIS LIMITED LIABILITY COMPANY AGREEMENT of BR ROSWELL, LLC, a Delaware limited liability company (the “Company”), as amended from time to time, (the "Agreement") is entered into among BR Hawthorne Springhouse JV, LLC, a Delaware limited liability company, the sole member of the Company (the "Member"), Michael L. Konig (“Springing Member 1”), and Jordan B. Ruddy (“Springing Member 2” and together with Springing Member 1, the “Springing Members”).

RECITALS

A.           The Company was formed as a Delaware limited liability company in accordance with the Delaware Limited Liability Company Act, as amended from time to time (the "Act").

B.           The undersigned desire to execute this Agreement to set forth the terms and conditions under which the management, business, and financial affairs of the Company will be conducted.

C.           Definitions for this Agreement are set forth in Article XI.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, covenants, and conditions herein contained, the receipt and sufficiency of which are hereby acknowledged, the undersigned parties hereby covenant and agree as follows:

ARTICLE I

PURPOSE AND POWERS OF COMP ANY

1.1           Purpose. The Company's business and purpose shall consist solely of the acquisition, ownership, operation, management, financing and disposition of the multi-family real estate project consisting of approximately 320 units and located at 3000 Forrest Walk, Roswell, Georgia 30075 and currently commonly known as Roswell City Walk Apartments (the "Property") and such activities as are necessary, incidental or appropriate in connection therewith.

1.2           Powers. The Company shall have all powers of a limited liability company formed under the Act and not prohibited by the Act or this Agreement; provided, however, that during the term of that certain loan from the Lender in the approximate amount of $51,000,000.00 (the "Loan"), the Company will comply with the applicable special purpose entity requirements of the Lender set forth in the Loan Documents and in Section 1.7 of this Agreement.

1.3           Title to Company Property. All property owned by the Company shall be owned by the Company as an entity and, insofar as permitted by applicable law, no Member shall have any ownership interest in any Company property in its individual name or right, and each Member's Membership Interest shall be personal property for all purposes.

1.4           Term. This Agreement shall not terminate until the Company is terminated in accordance with this Agreement.

1.5           Registered Office and Registered Agent. The Company's initial registered office and initial registered agent shall be as provided in the Certificate of Formation. The registered office and registered agent may be changed from time to time by filing the address of the new registered office and/or the name of the new registered agent pursuant to the Act.

1.6           Formation and Authorized Person. The Certificate of Formation has been filed with the Secretary of State of the State of Delaware in accordance with and pursuant to the Act. Christopher Vohs is hereby designated as an "authorized person" within the meaning of the Act, and has executed, delivered and filed the Certificate of Formation of the Company with the Secretary of State of the State of Delaware, and is hereby authorized to execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary or desirable for the Company to qualify to do business in any other jurisdiction in which the Company may wish to conduct business (the "Qualification Papers"). The execution, delivery and filing of the Qualification Papers by Christopher Vohs as an "authorized person" within the meaning of the Act is hereby approved and ratified in all respects. Upon the filing of all of Qualification Papers, his powers as an "authorized person" ceased, and the Member thereupon became the designated "authorized person" and shall continue as the designated "authorized person" within the meaning of the Act.

1.7           Limitation on Certain Activities.

(a)          Until the Loan is paid in full, the Company shall remain a Special Purpose Entity.

(b)          A “Special Purpose Entity” means a limited liability company which, at all times since its formation and thereafter, shall not:

(i)	engage in any business other than owning and operating the Property;

(ii)	acquire or own a material asset other than the Property and incidental personal property (other than substitutes thereof);

(iii)	maintain assets in a way difficult to segregate and identify or commingle its assets with the assets of any other person or entity;

(iv)	fail to hold itself out to the public as a legal entity separate from any other;

(iv)	fail to conduct business solely in its name or fail to maintain records, accounts or bank accounts separate from any other person or entity;

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(v)	file or consent to a petition pursuant to applicable bankruptcy, insolvency, liquidation or reorganization statutes, or make an assignment for the benefit of creditors without the unanimous consent of its members;

(vi)	incur additional indebtedness except as permitted by the Loan Agreement and except for trade payables in the ordinary course of business of owning and operating the Property, provided that such trade payables are paid within ninety (90) days of when incurred;

(vii)	dissolve, liquidate, consolidate, merge or (except as permitted by the Loan Agreement) sell all or substantially all of its assets; or

(ix)	without the consent of Lender, modify, amend or revise its organizational documents in any material respect.

The provisions of this Section 1.7 shall govern and supersede any other provision of this Agreement to the contrary.

ARTICLE II

MEMBERS

2.1           Initial Member.

(a)          The name, address and initial Membership Interest of the initial Member is as follows:

Name	Membership Interest
BR Hawthorne Springhouse JV, LLC	100%
c/o Bluerock Real Estate, L.L.C.
712 Fifth Avenue, 9th Floor
New York, NY 10019

(b)          The Member was admitted to the Company as a member of the Company upon its execution of a counterpart signature page to this Agreement.

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2.2           Special Member. Upon the occurrence of any event that causes the Member to cease to be a member of the Company (other than (i) upon an assignment by the Member of all of its limited liability company interest in the Company and the admission of the transferee, or (ii) the resignation of the Member and the admission of an additional member of the Company, (a “Member Cessation Event”)), Springing Member 1 shall, without any action of any Person and simultaneously with the Member Cessation Event, automatically be admitted to the Company as a Special Member and shall continue the Company without dissolution. If, however, at the time of a Member Cessation Event, Springing Member 1 has died or is otherwise no longer able to step into the role of Special Member, then in such event, Springing Member 2 shall, concurrently with the Member Cessation Event, and without any action of any Person and simultaneously with the Member Cessation Event, automatically be admitted to the Company as Special Member and shall continue the Company without dissolution. It is the intent of these provisions that the Company never have more than one Special Member at any particular point in time. No Special Member may resign from the Company or transfer its rights as Special Member unless a successor Special Member has been admitted to the Company as Special Member by executing a counterpart to this Agreement. The Special Member shall automatically cease to be a member of the Company upon the admission to the Company of a substitute member. The Special Member shall be a member of the Company that has no interest in the profits, losses and capital of the Company and has no right to receive any distributions of Company assets. Pursuant to Section 18-301 of the Act, a Special Member shall not be required to make any capital contributions to the Company and shall not receive a limited liability company interest in the Company. A Special Member, in its capacity as Special Member, may not bind the Company. Except as required by any mandatory provision of the Act, a Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, the Company, including, without limitation, the merger, consolidation or conversion of the Company. In order to implement the admission to the Company of the Special Member, each of Springing Member 1 and Springing Member 2 shall execute a counterpart to this Agreement. Prior to its admission to the Company as Special Member, neither Michael L. Konig nor Jordan B. Ruddy shall be a member of the Company.

The Company shall at all times have a Springing Member 1 and Springing Member 2. No resignation or removal of either Springing Member 1 or Springing Member 2, and no appointment of a successor Springing Member, shall be effective unless and until such successor shall have executed a counterpart to this Agreement. In the event of a vacancy in the position of Springing Member 1 or Springing Member 2, the Member shall, as soon as practicable, appoint a successor Springing Member to fill such vacancy. By signing this Agreement, a springing member agrees that, should such Springing Member become a Special Member, such springing member will be subject to and bound by the provisions of this Agreement applicable to a Special Member.

ARTICLE III

MANAGEMENT BY MEMBER

3.1           In General. The powers of the Company shall be exercised by, or under the authority of, the Member. In addition, the business and affairs of the Company shall be ·managed under the direction of the Member. Subject to the limitations set forth in this Agreement, the Member shall be entitled to make all decisions and take all actions for the Company.

3.2           Management by Member. Except as otherwise limited by this Agreement, the Member shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise; provided, however, that the Company may, at its election, appoint one or more officers to exercise its rights under this Agreement. The Member shall be entitled to make all decisions and take all actions for the Company, and the Member has the authority to bind the Company.

3.3           Required Approval. Any provision in this Agreement that requires the approval of the Members, but does not specify the particular percentage interests or number of Members required for such approval, shall be interpreted to require the affirmative vote of the Member or Members holding a majority of the total Membership Interests from time to time, and specifically shall not be interpreted to require unanimous consent of the Members.

3.4           Action By Member. In exercising the voting or other approval rights as provided herein, the Member may act through meetings and/or written consents.

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3.5           Authorization. The Company is authorized to acquire the Property and to borrow the Loan from MetLife HCMJV 1 REIT, LLC (together with its successors and assigns, the "Lender"), and from time to time refinance the Loan. In furtherance of the conduct of the purposes described herein, the Company shall possess and may exercise all of the powers and privileges granted by the Act, and the Company is hereby authorized to do any act, enter into any agreement, contract or other instrument, and otherwise to engage in any activity and to do any action not prohibited under the Act or other applicable law which is necessary, useful, desirable or convenient to the conduct, promotion and attainment of the business and purposes of the Company. In addition, the Company, or the Member on behalf of the Company, may enter into and perform the Loan Documents and all documents, agreements, certificates, or financing statements contemplated thereby or related thereto, all without any further act, vote or approval of any other Person notwithstanding any other provision of this Agreement, the Act or applicable law, rule or regulation. The foregoing authorization shall not be deemed a restriction on the powers of the Member to enter into other agreements on behalf of the Company in accordance with this Agreement.

ARTICLE IV

INTENTIONALLY OMITTED

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ARTICLE V

SUBORDINATION OF INDEMNIFICATION PROVISIONS

5.1           Notwithstanding any provision hereof to the contrary, any indemnification claim against the Company arising under the Certificate of Formation, this Agreement or the laws of the state of organization of the Company shall be fully subordinate to any obligations of the Company arising under the Mortgage or any other Loan Document, and shall only constitute a claim against the Company to the extent of, and shall be paid by the Company in monthly installments only from, the excess of net operating income of the Company for any month over all amounts then due under the Mortgage and the other Loan Documents.

ARTICLE VI

EFFECT OF BANKRUPTCY. DEATH OR INCOMPETENCY OF A MEMBER

6.1           The bankruptcy, death, dissolution, liquidation, termination or adjudication of incompetency of a Member shall not cause the termination or dissolution of the Company and the business of the Company shall continue. Upon any such occurrence, the trustee, receiver, executor, administrator, committee, guardian or conservator of such Member shall have all the rights of such Member for the purpose of settling or managing its estate or property, subject to satisfying conditions precedent to the admission of such assignee as a substitute member. The transfer by such trustee, receiver, executor, administrator, committee, guardian or conservator of any Company Interest shall be subject to all of the restrictions hereunder to which such transfer would have been subject if such transfer had been made by such bankrupt, deceased, dissolved, liquidated, terminated or incompetent Member. The foregoing shall apply to the extent permitted by applicable law. Notwithstanding any other provision of the Certificate of Formation or this Agreement, no Member or Special Member of the Company shall have any right under Section 18-801(b) of the Act to agree in writing to dissolve the Company upon the bankruptcy of a Member or Special Member or the occurrence of any event that causes a Member or Special Member of the Company to cease to be a member of the Company. The existence of the Company as a separate legal entity shall continue until the cancellation of its Certificate of Formation as provided in the Act.

ARTICLE VII

CONTRIBUTIONS TO THE COMPANY AND DISTRIBUTIONS

7.1           Member Capital Contributions. Upon execution of this Agreement, the Member shall contribute as the Member's initial Capital Contribution, $100 in cash.

7.2           Distributions and Allocations. All distributions of cash or other property (except upon the Company's dissolution, which shall be governed by the applicable provisions of the Act and Article IX hereof) and all allocations of income, profits, and loss shall be made 100% to the Member in accordance with its Membership Interest. All amounts withheld pursuant to the Code or any provisions of state or local tax law with respect to any payment or distribution to the Member from the Company shall be treated as amounts distributed to the Member pursuant to this Section 7.2. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to the Member on account of its interest in the Company if such distribution would violate Section 18-607 of the Act or any other applicable law.

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ARTICLE VIII

ASSIGNMENTS AND RESIGNATIONS

8.1           Assignment, Resignation and Admission Generally.

(a)          Assignments. Subject to the terms of the Loan Documents and this Section 8.l(a), the Member may assign in whole or in part its Membership Interest in the Company. If the Member transfers all of its Membership Interest pursuant to this Section 8.1, the transferee shall be admitted to the Company as a member of the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the transfer and, immediately following such admission, the Member shall cease to be a member of the Company. Notwithstanding anything in this Agreement to the contrary, any successor to the Member by merger or consolidation in compliance with the Basic Documents shall, without further act, be the Member hereunder, and such merger or consolidation shall not constitute an assignment for purposes of this Agreement and the Company shall continue without dissolution.

(b)          Resignation. So long as any obligation is outstanding under the Loan, the Member may not resign, except as permitted under the Basic Documents. If the Member is permitted to resign pursuant to this Section 8.l(b), an additional member of the Company shall be admitted to the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the resignation and, immediately following such admission, and the resigning Member shall cease to be a member of the Company.

(c)          Admission of Additional Members. One or more additional members may be admitted to the Company with the written consent of the Member or the members, if applicable; provided, however, that, notwithstanding the foregoing, except as otherwise provided in the Loan Documents, so long as any obligation remains outstanding under the Loan, no additional member may be admitted to the Company pursuant to this Section 8.l(c) unless approved by the Lender.

8.2           Absolute Prohibition. Notwithstanding any other provision in this Article VIII, the Membership Interest of the Member, in whole or in part, or any rights to distributions therefrom, shall not be sold, exchanged, conveyed, transferred, pledged, hypothecated, subjected to a security interest, or otherwise assigned or encumbered, if such action would result in a violation of federal or state securities laws in the opinion of counsel for the Company.

8.3           Additional Requirements. In addition to all requirements imposed in this Article VIII, any admission of a member or assignment of a Membership Interest shall be subject to all restrictions relating thereto expressly imposed by the Act.

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8.4           Effect of Prohibited Action. Any assignment in violation of this Article VIII shall be, to the fullest extent permitted by law, void and of no force or effect whatsoever.

ARTICLE IX

DISSOLUTION AND TERMINATION

9.1           Dissolution. Subject to the other provisions of this Agreement, the Company shall be dissolved upon the first to occur of the following: (a) the termination of the legal existence of the last remaining member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company unless the Company is continued without dissolution in a manner permitted by this Agreement or the Act or (b) the entry of a decree of judicial dissolution under Section 18-802 of the Act. Upon the occurrence of any event that causes the last remaining member of the Company to cease to be a member of the Company or that causes the Member to cease to be a member of the Company (other than upon continuation of the Company without dissolution upon (i) an assignment by the Member of all of its Membership Interest and the admission of the transferee pursuant to Section 8.1, or (ii) the resignation of the Member and the admission of an additional member of the Company pursuant to Section 8.1), to the fullest extent permitted by law, the personal representative of such member is hereby authorized to, and shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of such member in the Company, agree in writing (x) to continue the Company and (y) to admit the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued membership of the last remaining member of the Company.

9.2           Liquidation. Upon its dissolution, the Company shall wind up its affairs and distribute its assets in accordance with Section 9.4 below and the Act by either or a combination of the following methods as the Member (or the Person carrying out the liquidation) shall determine:

(a)          selling the Company's assets and, after the satisfaction of Company liabilities, distributing the net proceeds therefrom to the Member; and/or

(b)          subject to the satisfaction of Company liabilities, distributing the Company's assets to the Member in kind, with the Member accepting an undivided interest in the Company's assets in satisfaction of its Membership Interest.

9.3           Orderly Liquidation. A reasonable time as determined by the Member (or the Person carrying out the liquidation) shall be allowed for the orderly liquidation of the assets of the Company and the discharge of liabilities to the creditors so as to minimize any losses attendant upon dissolution.

9.4           Distributions. Upon dissolution, the Company's assets (including any cash on hand) shall be distributed in the following order and in accordance with the following priorities:

(a)          first, to the satisfaction of the Loan; then

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(b)          second, to the satisfaction of the other debts and liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof) and the expenses of liquidation, including a sales commission to the selling agent, if any; then

(c)          third, to the Member.

9.5           Termination. The Company shall terminate when (i) all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company, shall have been distributed to the Member in the manner provided for in this Agreement and (ii) the Certificate of Formation shall have been canceled in the manner required by the Act. The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate of Formation as provided in the Act.

ARTICLE X

MISCELLANEOUS PROVISIONS

10.1         Governing Law. This Agreement shall be construed, enforced, and interpreted in accordance with the laws of the State of Delaware, without regard to conflicts of law provisions and principles thereof.

10.2         Indemnity. The Company shall indemnify and hold harmless any person who was or is a party to any proceeding, including any proceeding brought by a member in the right of the Company or brought by or on behalf of any member of the Company, by reason of the fact that he is or was an officer of the Company, against any liability incurred by him in connection with such proceedings unless he engaged in willful misconduct or knowing violation of the criminal law or any federal or state securities laws. Furthermore, in any such proceedings brought by or on behalf of the Company or bought by or on behalf of the members of the Company, no officer shall be liable to the Company or its members for any monetary damages with respect to any transaction, occurrence, course of conduct or otherwise, except for liability resulting from such officer's having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities laws.

10.3         Integrated and Binding Agreement; Amendment. This Agreement contains the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and there are no other agreements, understandings, representations or warranties among the parties hereto other than those set forth herein. This Agreement may be amended only by written agreement of the Member and only as provided in this Agreement. Notwithstanding any other provision of this Agreement, the parties hereto agree that this Agreement constitutes a legal, valid and binding agreement, and is enforceable against each of them in accordance with its terms.

10.4         Construction. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders, and vice versa.

10.5         Headings. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.

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10.6         Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

10.7         Severability. If any provision of this Agreement or the application thereof to any Person or circumstance shall be invalid, illegal, or unenforceable to any extent, the remainder of this Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

10.8         Notices. All notices under this Agreement shall be in writing and shall be given to the party entitled thereto by personal service or by mail, posted to the address maintained by the Company for such person or at such other address as he may specify in writing.

10.9         Rights and Remedies Cumulative; Waivers. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other remedies, and are given in addition to any other rights the parties may have by law, statute, ordinance, or otherwise. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

10.10         Heirs. Successors, and Assigns. Each and all of the covenants, terms, provisions, and agreements herein contained shall be binding upon, and inure to the benefit of, the parties hereto and, to the extent permitted by this Agreement, their respective heirs, legal representatives, successors, and assigns.

10.11         Partition. Each Member agrees that the assets of the Company are not and will not be suitable for partition. Accordingly, each Member hereby irrevocably waives (to the fullest extent permitted by law) any and all rights that he may have, or may obtain, to maintain any action for partition of any of the assets of the Company.

10.12         Tax Status. It is the intention of the Member that the Company be a disregarded entity for federal income tax purposes under Section 7701 of the Code and the Treasury Regulations promulgated pursuant thereto.

10.13         Effective Date. Pursuant to Section 18-201(d) of the Act, this Agreement shall be effective as of the time of the filing of the Certificate of Formation with the Office of the Delaware Secretary of State.

ARTICLE XI

DEFINITIONS

In addition to any other defined terms herein, the following terms used in this Agreement shall have the following meanings (unless otherwise expressly provided herein):

(a)          "Basic Documents" shall mean collectively this Agreement, the Loan Documents, the Property Management Agreement and all documents and certificates contemplated thereby or delivered in connection therewith.

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(b)          "Capital Contribution" shall mean any contribution to the capital of the Company by the Member in cash, property, or services, or a binding obligation to contribute cash, property, or services, whenever made.

(c)          "Certificate of Formation" shall mean the Certificate of Formation of the Company, as amended and in force from time to time.

(d)          “Company Interest” shall mean any equity interest in the Company, direct or indirect.

(e)          "Code" shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent superseding federal revenue laws and the rules and regulations promulgated thereunder.

(f)          “Company” shall mean BR ROSWELL, LLC.

(g)          “Lender” is defined in Section 3.5 of this Agreement.

(h)          "Loan" is defined in Section 1.2 of this Agreement.

(i)          “Loan Agreement” means that certain loan agreement, dated December 1, 2016, in the amount of Fifty One Million and No/100 Dollars ($51,000,000.00) by and between Lender and the Company.

(j)          "Loan Documents" shall mean collectively the Loan Agreement, the Note, the Mortgage, any Guaranty of Recourse Obligations, assignment, indemnity agreement, escrow agreement, or the functional equivalent of any of the aforementioned, and any and all other documents evidencing or securing the Loan and any and all documents related thereto.

(k)          "Member" shall mean the Person identified in Article II hereof and includes any Person admitted as an additional member or a substitute member of the Company pursuant to the provisions of this Agreement, each in its capacity as a member of the Company; provided, however, the term "Member" shall not include the Special Member.

(l)          “Member Cessation Event” shall have the meaning prescribed in Section 2.2 of this Agreement.

(m)          "Membership Interest" shall mean the Member's limited liability company interest in the Company and the other rights and obligations with respect thereto as set forth in this Agreement. The Membership Interest is set forth beside the Member's name in Article II of this Agreement.

(n)          "Mortgage" shall mean that certain security instrument executed by the Company in favor of the Lender pursuant to which the Company conveys security title in the Property to Lender.

(o)          “Note” shall mean that certain promissory note related to and evidencing the Loan.

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(p)          "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

(q)          “Property” is defined in Section 1.1 of this Agreement.

(r)          "Property Manager" shall mean Carroll Management Group, LLC, a Georgia limited liability company, and its successors and assigns, so long as the initial Property Management Agreement is in full force and effect and, thereafter, the entity performing similar services for the Company with respect to the Property.

(s)          "Property Management Agreement" shall mean that certain management agreement between the Company and the Property Manager with respect to the management of the Property.

(t)          "Special Member" shall mean, upon such Springing Member’s admission to the Company as a member of the Company, the Person bound by this Agreement as Special Member in such Person's capacity as a member of the Company. A Special Member shall only have the rights and duties expressly set forth in this Agreement.

(u)          “Special Purpose Entity” is defined in Section 1.7 of this Agreement.

(v)          “Springing Member 1” shall be Michael L. Konig or any successor to him.

(w)          “Springing Member 2” shall be Jordan B. Ruddy or any successor to him.

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The undersigned hereby agree, acknowledge, and certify that the foregoing constitutes the sole and entire Limited Liability Company Agreement of the Company.

MEMBER:	BR Hawthorne Springhouse JV, LLC,
a Delaware limited liability company

	By:	BR Springhouse Managing Member, LLC, a Delaware limited liability company, its manager

		By:	BEMT Springhouse, LLC, a Delaware limited liability company, its manager

			By:	Bluerock Residential Holdings, LP a Delaware limited partnership, its sole member

				By:	Bluerock Residential Growth REIT, Inc., a Maryland corporation, its general partner

	By:	/s/ R. Ramin Kamfar
	Name:	R. Ramin Kamfar
	Title:	Authorized Signatory

SPRINGING MEMBER 1:	By:	/s/ Michael L. Konig
	Name:	Michael L. Konig

SPRINGING MEMBER 2:	By:	/s/ Jordan B. Ruddy
	Name:	Jordan B. Ruddy

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